UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2009, VeraSun Energy Corporation (the “Company”) and its subsidiaries VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Hartley, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC and VeraSun Reynolds, LLC (together with the Company, the “Sellers”) entered into an Asset Purchase Agreement (the “Agreement”) with Valero Renewable Fuels Company, LLC (the “Buyer”) and Valero Energy Corporation providing for the sale to Buyer of substantially all of the assets relating to the Sellers’ development site in Reynolds, Indiana and production facilities in Aurora, South Dakota; Charles City, Fort Dodge and Hartley, Iowa; and Welcome, Minnesota and specified other assets for a cash purchase price of $280 million plus the value of inventory and certain pre-paid expenses, subject to specified adjustments. The Agreement is subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), in which the bankruptcy cases of the Company and 24 of its subsidiaries (collectively, the “Debtors”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) are being jointly administered as In re VeraSun Energy Corporation, et al., Case No. 08-12606 (BLS). The Buyer entered into the Agreement as a “stalking horse” bidder, and its purchase of the Sellers’ assets under the Agreement is subject to the Sellers’ solicitation of higher or otherwise better offers pursuant to specified bidding procedures and an auction process to be conducted under supervision of the Bankruptcy Court. Under the Agreement, following approval of the applicable bidding procedures by the Bankruptcy Court, the Buyer is required to make a $10 million deposit toward the purchase price. The Sellers may terminate the Agreement to pursue an alternative transaction, including a reorganization under the Bankruptcy Code, upon payment to the Buyer of a break-up fee of $10 million and reimbursement of up to $1 million of the Buyer’s transaction-related expenses. The closing under the Asset Purchase Agreement is subject to various conditions, including termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Bankruptcy Court approval and absence of circumstances constituting a Material Adverse Effect (as defined in the Agreement). The Agreement may be terminated prior to the closing by either the Buyer or the Sellers upon the occurrence of specified events. In the event of a termination under certain circumstances, the Sellers would be required to pay to the Buyer the break-up fee and/or expense reimbursement or would be entitled to retain the Buyer’s deposit. Under the terms of the Agreement, the Buyer and the Company are to enter into a transition services agreement under which the Company would provide certain transition services for up to six months after the closing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this report.

VeraSun Energy Corporation and its subsidiaries have purchased denaturant from, and have supplied ethanol to, Valero Energy Corporation and its subsidiaries.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Also on February 6, 2009, the Company filed a proposed bid procedures and sale motion (the “Bid Procedures and Sale Motion”) in the Bankruptcy Court seeking authority to sell substantially all of the assets of the Debtors through a court-approved sale process.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with asset dispositions contemplated by the Agreement or the sale process proposed in the Bid Procedures and Sale Motion, both with respect to each major type of cost associated with each of the foregoing and with respect to the total cost of each of the foregoing, or an estimate of the amount or range of amounts that will result in future cash expenditures.

Item 8.01.	Other Events.

On February 6, 2009, the Company issued a press release relating to the Bid Procedures and Sale Motion and the Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of February 6, 2009, by and among Valero Renewable Fuels Company, LLC, Valero Energy Corporation, VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Hartley, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC and VeraSun Reynolds, LLC

99.1	Press release, dated February 6, 2009

Additional information regarding the Debtors’ bankruptcy cases, including access to court documents and other general information, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of the Company (which term, unless otherwise specified or the context otherwise requires, refers in this paragraph to VeraSun Energy Corporation and its subsidiaries) to continue as a going concern; the ability of the Company to satisfy the conditions for drawing on any existing debtor-in-possession financing and to obtain additional debtor-in-possession financing on an interim or final basis; the ability of the Company to operate pursuant to the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the bankruptcy court in connection with the Company’s chapter 11 cases, including requirements to sell assets within mandated deadlines; the ability of the Company to obtain a binding offer for the sale of its business or assets to a third party; the ability of the Company to consummate a sale of its business or its assets to a third party; the ability of the Company to continue to fund operations based upon future revenues and liquidity constraints set forth in existing debtor-in-possession financings and cash collateral orders; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time, including approval of motions relating to the priority of the lender’s security interest under any debtor-in-possession financing; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; the ability of the Company to attract and retain customers; the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices; the Company’s ability to generate sufficient liquidity to fund its operations and capital expenditures; the results of the Company’s hedging transactions and other risk mitigation strategies; risk of further potential long-lived asset impairment; operational disruptions at the Company’s facilities; the effects of vigorous competition and excess capacity in the industry in which the Company operates; the development of infrastructure related to the sale and distribution of ethanol; the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry; the uncertainties related to the Company’s acquisitions of US BioEnergy Corporation, ASA OpCo Holdings, LLC and other businesses, including the Company’s ability to achieve the expected benefits from these acquisitions; the impact of new, emerging and competing technologies on the Company’s business; the possibility of one or more of the markets in which the Company competes being impacted by political, legal and regulatory changes or other external factors over which the Company has no control; changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices; the impact of any potential Renewable Fuel Standards waiver; the Company’s ability to comply with various environmental, health, and safety laws and regulations; the success of the Company’s marketing and sales efforts; the Company’s reliance on key management personnel; the Company’s ability to secure additional financing; deficiencies in the Company’s internal control over financial reporting constituting a material weakness to be remediated; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors listed in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission on November 19, 2008. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities and VeraSun Energy Corporation’s common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: February 12, 2009	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of February 6, 2009, by and among Valero Renewable Fuels Company, LLC, Valero Energy Corporation, VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Hartley, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC and VeraSun Reynolds, LLC

99.1	Press release, dated February 6, 2009